EXHIBIT 4.3

THE OPTION GRANTED PURSUANT TO THIS INCENTIVE STOCK OPTION AGREEMENT (THE “OPTION”) AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE. AND MAY BE SOLD OR OFFERED ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

INCENTIVE STOCK OPTION PLAN AND AGREEMENT

OF 1997

THIS AGREEMENT entered into as of ________________, between NURLOGIC DESIGN, INC., a California corporation (the “Company”), and ________________ (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Company’s Board of Directors desires to provide Optionee with an opportunity to acquire Stock of the Company; and

WHEREAS, the Board has determined that it would be in the best interests of the Company and its stockholders to grant the Incentive Stock Option described in this Agreement to the Optionee:

NOW, THEREFORE, it is agreed as follows:

SECTION 1.    GRANT OF OPTION.

(a) Option. On the terms and conditions stated below, the Company hereby grants to the Optionee the option to purchase ________________ thousand (________________) Shares for the sum of ________________ ($_____) per Share, which is agreed to be one hundred percent (100%) of the Fair Market Value thereof on the Date of Grant (110% for a 10% owner of the Company). This option is intended to be an Incentive Stock Option.

SECTION 2.    RIGHT TO EXERCISE.

Optionee has the right to exercise this option at any time during the terms set forth in Section 6. The Optionee shall exercise this option in accordance with Section 4.

SECTION 3.    NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement. this option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option. or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachments levy or similar process upon the rights and privileges conferred hereby, this option and the rights and privileges conferred hereby shall immediately become null and void.

SECTION 4.    EXERCISE PROCEDURES.

(a)    Notice of Exercise.    The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Secretary of the Company pursuant to Section 12(c). The notice shall be in the form of Exhibit A and shall specify the election to exercise this option and the number of Shares for which it is being exercised. The notice shall be signed by the person exercising this option. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee ‘5 representative shall deliver to the Secretary of the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price.

(b)    Issuance of Shares.    After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be delivered to or upon the order of the person exercising this option.

(c)    Withholding Taxes.    In the event that the Company determines that it is required to withhold foreign, federal, state or local tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the disposition of Shares purchased by exercising this option.

SECTION 5.    PAYMENT FOR STOCK.

(a)    Cash.    The Purchase Price shall be paid in lawful money of the United States of America, stock previously owned by Optionee for six months, or if the Shares are publicly traded, pursuant to a cashless exercise program acceptable to the Company.

SECTION 6.    TERM AND EXPIRATION.

(a)    Term.    This option shall in any event expire on the date ten (10) years after the Date of Grant.

SECTION 7.    THE COMPANY’S RIGHT OF FIRST REFUSAL.

(a)    Right of First Refusal.    In the event that the Optionee or a Transferee proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. Such Right of First Refusal is set forth in Exhibit A.

SECTION 8.    LEGALITY OF INITIAL ISSUANCE.

No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

(a)    It and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b)    Any applicable listing requirement of any stock exchange on which Stock is listed has been satisfied; and

(c)    Any other applicable provision of state or federal law has been satisfied.

SECTION 9.    NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

SECTION 10.    SECURITIES LAW RESTRICTIONS ON TRANSFER.

(a)    Restrictions.    Regardless of whether the offering and sale of Shares under the Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law or with restrictions imposed by the Company’s underwriters.

(b)    Investment Intent at Grant.    This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s acceptance hereof Purchaser confirms, that this option and the Stock which Purchaser will receive will be acquired with Purchaser’s own funds for investment for an indefinite period for Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser’s property shall at all times be within Purchaser’s control. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell, transfer, or grant participation, to such person or to any third person, with respect to any of the Stock.

Purchaser understands that neither the option nor the Stock will not be registered under the Securities Act on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the Company’s reliance on such exemption is predicated on Purchaser s representations set forth herein.

Purchaser agrees that in no event will Purchaser make a disposition of any of the Stock (including a disposition under Section 9 of Exhibit A) unless and until (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (A) such disposition will not require registration or qualification of such Stock under federal or state securities laws or (B) appropriate action necessary for compliance with the federal or state securities laws has been taken or (iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this section.

In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s investment, has the ability to bear the economic risks of Purchaser’s investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

Purchaser understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or if a registration statement covering the Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act) under the Securities Act is not in effect when Purchaser desires to sell the Stock, Purchaser may be required to hold the Stock for an indeterminate period, Purchaser also acknowledges that Purchaser understands that any sale of the Stock which might be made by Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

(c)    Investment Intent at Exercise.    In the event that the sale of Shares under the Agreement is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(d)    Legend.    All certificates evidencing Shares acquired under this Agreement in an unregistered transaction shall bear the following restrictive legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST. SUCH AGREEMENT IMPOSES CERTAIN TRANSFER RESTRICTIONS AND GRANTS CERTAIN REPURCHASE RIGHTS TO THE COMPANY (OR ITS ASSIGNS) UPON THE SALE OF THE SHARES OR UPON TERMINATION OF SERVICE WITH THE COMPANY, A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF SHARES REPRESENTED BY THIS CERTIFICATE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

(e)    Removal of Legends.    If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

(f)    Administration.    Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on the Optionee and all other persons.

SECTION 11.    SHARES AND ADJUSTMENTS.

(a)    General.    In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Shares into a lesser number of Shares, a recapitalization, a spinoff, a reclassification or a similar occurrence, the Board shall make appropriate adjustments in one or both of (i) the number of Shares covered by this option or (ii) the Exercise Price.

(b)    Mergers; Consolidations.    In the event that the Company is a party to a merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement may provide for the assumption of outstanding Options by the surviving corporation or its parent or for their continuation by the Company (if the Company is the surviving corporation). In the event the Company is not the surviving corporation and the surviving corporation will not assume the outstanding Options, the agreement of merger or consolidation may provide for payment of a cash settlement for exercisable Options equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price and for the cancellation of Options not exercised or settled, in either case without the Optionees’ consent.

(c)    Reservation of Rights.    Except as provided in this Section 11, the Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Shares subject to this option. The grant of this option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 12.    MISCELLANEOUS PROVISIONS.

(a)    Rights as a Stockholder.    Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative has exercised this option and has received the Shares in accordance with the terms of Exhibit A.

(b)    No Employment Rights.    Nothing in this Agreement shall be construed as giving the Optionee the right to be retained as an Employee or as a member of the Company’s Board of Directors.

(c)    Notice.    Any notice required or permitted by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the party to be notified (or upon the date of attempted delivery where delivery is refused) or, if sent by telecopier, telex, telegram, or other facsimile means, upon receipt of appropriate confirmation of receipt. or upon deposit with the United States Postal Service, by registered or certified mail, or next day air courier, with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party’s signature on this Agreement, or at such other address as such party may designate by 10 days’ advance written notice to the other party to this Agreement.

(d)    Entire Agreement.    This Agreement and its Exhibits constitute the entire contract between the parties hereto with regard to the subject matter hereof.

(e)    Choice of Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

SECTION 13.    DEFINITIONS.

(a)    “Agreement” shall mean this Incentive Stock Option Agreement.

(b)    “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)    “Date of Grant” shall mean the date of this Agreement.

(e)    “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in Section 1(a).

(f)    “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

(g)    “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

(h)    “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 7 of Exhibit A.

(i)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(j)    “Share” shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).

(k)    “Stock” shall mean the Common Stock of the Company.

(1)    “Transferee” shall mean any person to whom the acquired under this Agreement.

SECTION 14.    STOCK OPTION AGREEMENT RATE OF VESTING.

(a)    This option grant shall become exercisable at the rate of ________ per year for the first ______ years from the date of ____________.

(b)    This option grant shall accelerate to 100% vested in the event that a Change-in-Control happens at the Company. Change-in-Control to mean the instances stated in part c of SECTION 14.

(c)    “Change-in-Control occurs in the following instances (1) Company shareholder approval of a merger in which the Company does not survive as an independent and publicly owned corporation (except a merger which leaves Company shareholders with substantially the same ownership in the new corporation); (2) Company shareholder approval of a consolidation or sale, exchange or other disposition of all, or substantially all, of the Company s assets; (3) change in the composition of the Board over a two consecutive year period so that individuals who were directors at the beginning of that period no longer constitute a majority of the Board (unless the election or nomination of each new director was approved by at least two-thirds of the directors who had been directors at the beginning of the period and who were still in office at the time of the election or nomination); (4) the acquisition of sufficient Common Shares such that a person who previously did not own at least 50% of Company Common Shares, thereafter owns at least 50% (except an acquisition by the Company itself, by a subsidiary of the Company or a benefit plan maintained by the Company).

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its officer duly authorized to act on behalf of the Board, and the Optionee has personally executed this Agreement.

OPTIONEE	NURLOGIC DESIGN, INC.

By:

Optionee’s Address:	Company’s Address: 9710 Scranton Road, Suite 380 San Diego, CA 92121-1744

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